Exhibit 1.1

Execution Version

REGENERON PHARMACEUTICALS, INC.

11,831,496 Shares of Common Stock

UNDERWRITING AGREEMENT

May 26, 2020

BofA Securities, Inc.

One Bryant Park, 11th Floor

New York, New York 10036

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

as Representatives of the several

Underwriters named in

Schedule A hereto

Ladies and Gentlemen:

Regeneron Pharmaceuticals, Inc., a corporation organized under the laws of New York (the “Company”), Sanofi, a French société anonyme (“Sanofi”), and Aventisub LLC, a Delaware limited liability company and wholly owned subsidiary of Sanofi (“Aventisub” and together with Sanofi, the “Selling Shareholders”), confirm their respective agreements with the several underwriters named in Schedule A hereto, acting severally and not jointly (the “Underwriters”), for whom you (in such capacity, the “Representatives”) are acting as representatives, with respect to (i) the sale by the Selling Shareholders of an aggregate of 11,831,496 shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) and the purchase by the Underwriters, acting severally and not jointly, of the respective number of shares of Common Stock set forth on Schedule A hereto, and (ii) the grant by the Selling Shareholders, to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 1,183,150 additional shares of Common Stock. The aforesaid 11,831,496 shares of Common Stock (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the 1,183,150 shares of Common Stock subject to the option described in Section 2(b) hereof (the “Option Securities”) are herein called, collectively, the “Securities.” To the extent there are no additional Underwriters listed on Schedule A other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein as of the Execution Time; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 21 hereof.

1.       Representations and Warranties.

(a)     The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1(a).

(i)               The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405, on Form S-3 (File No. 333- 228352), including a related Base Prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing. The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Securities, each of which has previously been furnished to you. The Company will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b). As filed, such final prospectus supplement shall contain all information required by the Act and the rules thereunder, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond the information contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(i). The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ii)             On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date and any Date of Delivery (each as defined herein), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on each Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b), on the Closing Date and on any Date of Delivery, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(c) hereof.

(iii)           The Company is not an “ineligible issuer” pursuant to Rules 164, 405 and 433 under the Act in connection with the offering. Any Issuer Free Writing Prospectus that the Company is required to file pursuant to Rule 433(d) under the Act has been, or will be, filed with the Commission in accordance with the requirements of the Act and the applicable rules and regulations of the Commission thereunder. Each Issuer Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Act and the applicable rules and regulations of the Commission thereunder. Except for the Issuer Free Writing Prospectus, if any, identified in Schedule B hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any Issuer Free Writing Prospectus.

(iv)            The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Final Prospectus, at the time they were or hereafter are filed with the Commission (or, in the case of the Preliminary Prospectus, first used, and, in the case of the Final Prospectus, for so long as a prospectus is required to be delivered in connection with the sale of the Securities), complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder and, when read together with the other information in (i) the Preliminary Prospectus, at the time the Registration Statement became effective and at the time of each sale of Securities in the offering when the Final Prospectus is not yet available to prospective purchasers, and (ii) the Final Prospectus at the time the Final Prospectus was issued and at the Closing Time, in each case, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(v)             (A) At the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, and (D) as of the Execution Time, the Company was and is a “well-known seasoned issuer” (as defined in Rule 405).

(vi)            The accountants who certified the consolidated historical financial statements of the Company and its consolidated subsidiaries incorporated by reference in the Preliminary Prospectus, the Final Prospectus and the Registration Statement are independent public accountants as required by the 1933 Act and the rules and regulations of the Commission under the Act (the “1933 Act Regulations”).

(vii)          The consolidated historical financial statements of the Company and its consolidated subsidiaries incorporated by reference in the Preliminary Prospectus, the Final Prospectus and the Registration Statement, together with the related schedules and notes, present fairly the respective financial positions of the Company at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except as disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus. The selected financial data included in the Final Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement, except as disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus. All disclosures in the Registration Statement, the Disclosure Package and the Final Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the Exchange Act and Item 10(e) of Regulation S-K of the 1933 Act Regulations, to the extent applicable.

(viii)        The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that are designed to comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, the Company’s principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus, the Company is not aware of any material weaknesses in the Company’s internal controls.

(ix)            Since the date of the latest audited financial statements included or incorporated by reference in the Preliminary Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(x)             Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Final Prospectus, except as otherwise stated therein, (A) there has been no material adverse change or a development known to the Company involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings or business affairs of the Company, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company, other than those in the ordinary course of business, which are material with respect to the Company, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(xi)         Each of the Company and each significant subsidiary of the Company, as defined by Rule 1-02(w) of Regulation S-X (the “subsidiaries”), has been duly incorporated or organized and is validly existing and in good standing (to the extent such concept is recognized by its jurisdiction of incorporation or organization) under the laws of the jurisdiction in which it is chartered or organized with full power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing (to the extent such concept is recognized by such jurisdiction) under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified would not result in a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus.

(xii)       This Agreement has been duly authorized, executed and delivered by the Company.

(xiii)        The outstanding shares of capital stock of the Company, including the Securities to be purchased by the Underwriters from the Selling Shareholders, have been duly authorized and validly issued and are fully paid and non-assessable. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Disclosure Package and the Final Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent conversions and issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Disclosure Package and the Final Prospectus or pursuant to the disposition or exercise of convertible securities or options referred to in the Disclosure Package and the Final Prospectus). None of the outstanding shares of capital stock of the Company, including the Securities to be purchased by the Underwriters from the Selling Shareholders, were issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(xiv)        The Company is not in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company is subject (collectively, “Agreements and Instruments”) except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated herein and in the Final Prospectus and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company, or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its assets, properties or operations except for any such violation that could not be expected to result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company.

(xv)          No labor dispute with the employees of the Company exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers, customers or contractors, which, in any case, may reasonably be expected to result in a Material Adverse Effect.

(xvi)        Other than as disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company, which is required to be disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus, or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder.

(xvii)      Neither the Company nor any of its subsidiaries or affiliates, nor any director, officer, or employee, nor any agent or representative of the Company or of any of its subsidiaries or affiliates, in each case, to the Company’s knowledge, has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and, to the Company’s knowledge, the Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws.

(xviii)     The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xix)        The Company represents that neither the Company, any of its subsidiaries or, to the Company’s knowledge, any director, officer, employee, agent, affiliate or representative of the Company, is an individual or entity (each, a “Person”) that is, or is owned or controlled by a Person that is: (A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), or (B) located, organized or resident in a country or territory that is the subject of Sanctions. The Company represents that it is not knowingly engaged in any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(xx)          There are no contracts or documents which are required to be described in the Registration Statement, the Disclosure Package, the Final Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

(xxi)        The Company owns or possesses, or will use its commercially reasonable efforts to acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them. Except as disclosed in the Disclosure Package and Final Prospectus, (i) there is no litigation or other proceeding pending or, to the Company’s knowledge, threatened and no claims (such litigation, other proceedings and claims, collectively, “IP Proceedings and Claims”) are presently being asserted by any third party challenging or questioning the ownership, validity, enforceability of the Company’s right to use or own any Intellectual Property or asserting that the use of any Intellectual Property by the Company or the operation of the business of the Company infringes upon or misappropriates the Intellectual Property of any third party, other than IP Proceedings and Claims which would not be reasonably likely to have a Material Adverse Effect, and (ii) the Company is not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xxii)      No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the Act or state securities laws.

(xxiii)     The Company possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and the Company has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxiv)     The Company has good and marketable title to all real property owned by the Company and good title to all other properties owned by it, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Disclosure Package and the Final Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company; and all of the leases and subleases material to the business of the Company considered as one enterprise, and under which the Company holds properties described in the Disclosure Package and the Final Prospectus, are in full force and effect, and the Company has no notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company to the continued possession of the leased or subleased premises under any such lease or sublease.

(xxv)       Except as described in the Registration Statement, the Disclosure Package and the Final Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) the Company is not in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company has all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body.

(xxvi)     The Company is not, and upon the sale of the Securities as herein contemplated as described in the Disclosure Package and the Final Prospectus will not be, required to register as an “investment company” or an entity controlled by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxvii)   To the Company’s knowledge, except as disclosed in the Disclosure Package and the Final Prospectus, there are no rulemaking or similar proceedings before the U.S. Food and Drug Administration (the “FDA”), the U.S. Patent and Trademark Office or the European Patent Office which affect or involve the Company or any of the processes or products which the Disclosure Package and the Final Prospectus disclose the Company to have developed, to be developing or to propose to develop or use or propose to use which, if the subject of an action unfavorable to the Company, would have a Material Adverse Effect.

(xxviii) To the Company’s knowledge, the preclinical tests and clinical trials, and other studies conducted by or on behalf of or sponsored by the Company or its subsidiaries, or in which the Company or its subsidiaries or the Company’s or its subsidiaries’ product candidates participated, in each case that are described in the Registration Statement, the Disclosure Package and the Final Prospectus (collectively, “studies”) were and, if still pending, are being, conducted in all material respects in accordance with the protocols submitted to the FDA, the European Medicines Agency (the “EMA”) or any foreign governmental body exercising comparable authority, procedures and controls pursuant to, where applicable, accepted professional and scientific standards, and all applicable laws and regulations; the descriptions of the studies conducted by or, to the Company’s knowledge, on behalf of the Company, and, to the Company’s knowledge, the results thereof, contained in the Registration Statement, the Disclosure Package and the Final Prospectus are accurate and complete in all material respects; and the Company has not received any written notices or correspondence from the FDA, any foreign, state or local governmental body exercising comparable authority or any Institutional Review Board requiring the termination, suspension, material modification or clinical hold of any studies conducted by or on behalf of the Company that are material to the Company or that are related to any material product candidate of the Company, other than ordinary course communications with respect to modifications in connection with the design and implementation of such trials.

(xxix)     Except to the extent disclosed in each of the Registration Statement, the Disclosure Package or the Final Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) each of the Company and its subsidiaries is and has been, since January 1, 2017, in compliance with all applicable healthcare laws and regulations, including, without limitation, the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the administrative False Claims Law (42 U.S.C. § 1320a-7b(a)), the federal Physician Payment Sunshine Act (42 U.S.C. § 1320a-7h), all federal and state fraud and abuse laws, Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. Section 1320d et seq.), as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.) and its implementing regulations, state laws governing the privacy, security and/or data breach notification requirements of personally identifiable information or any information that constitutes personal data under such laws, the exclusion laws (42 U.S.C. § 1320a-7), the Medicare Statute (Title XVIII of the Social Security Act), the Medicaid Statute (Title XIX of the Social Security Act), all applicable federal, state, local laws governing scope and permissible interactions between pharmaceutical manufacturers and health care providers, third party payors such as health plans, patients and patient organizations, laws governing government pricing or price reporting programs including, without limitation, the Medicaid Drug Rebate Program (42 U.S.C. § 1396r-8), any state supplemental rebate program, the Public Health Service Act (42 U.S.C. § 256b), the VA Federal Supply Schedule (38 U.S.C. § 8126) or any state pharmaceutical assistance program or U.S. Department of Veterans Affairs agreement, and any successor government programs, and Medicare Part B average sales price reporting (applicable provisions of 42 U.S.C. § 1395w-3a), the Federal Food, Drug, and Cosmetic Act (21 U.S.C. § 301, et seq.), the Public Health Service Act (42 U.S.C. § 201 et seq.), and all statutes, rules or regulations of applicable governmental authorities applicable to the ownership, testing, research, development, manufacture, quality, safety, accreditation, packaging, storage, use, distribution, labeling, promotion, sale, offer for sale, import, export or disposal of any product manufactured or distributed by the Company or its subsidiaries, in each case including any regulations promulgated or administrative guidance issued thereunder and in each case as may be amended from time to time (collectively, the “Health Care Laws”); (B) the Company, along with its employees, officers and directors, and to the Company’s knowledge, independent contractors and agents, is not a party to or has any ongoing reporting obligations pursuant to any corporate integrity agreements, deferred prosecution agreements, monitoring agreements, consent decrees, settlement orders, plans of correction or similar agreements with or imposed by any governmental entity; and (C) the Company, along with its employees, officers and directors, and to the Company’s knowledge, independent contractors and agents, has not been excluded, suspended or debarred from, or otherwise ineligible for participation in any government health care program or human clinical research.

(xxx)       Except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) each of the Company’s and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all respects as required in connection with, the operation of the business of the Company and the subsidiaries as currently conducted, and to the knowledge of the Company are free and clear of all bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants; (B) the Company and the subsidiaries have implemented and maintained commercially reasonably necessary controls, policies, procedures, and safeguards to maintain and protect their confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and, to the Company’s knowledge, there have been no breaches, violations, outages or unauthorized uses of or accesses to same; and (C) the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, including, to the extent applicable, HIPAA and the European Union General Data Protection Regulation (EU 2016/679).

(b)    Each Selling Shareholder represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1(b).

(i)               At the Execution Time, the Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that such representations or warranties set forth in this Section 1(b)(i) apply only to statements or omissions made in reliance upon and in conformity with information relating to such Selling Shareholder furnished in writing by or on behalf of such Selling Shareholder specifically for inclusion in the Registration Statement, the Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement thereto (the “Selling Shareholder Information”); such Selling Shareholder further represents and warrants that it is not prompted to sell the Securities to be sold by such Selling Shareholder hereunder by any information concerning the Company or any subsidiary of the Company which is not set forth in the Disclosure Package or the Final Prospectus.

(ii)             This Agreement has been duly authorized, executed and delivered by such Selling Shareholder.

(iii)           The execution and delivery of this Agreement and the sale and delivery of the Securities to be sold by such Selling Shareholder and the consummation of the transactions contemplated herein and compliance by such Selling Shareholder with its obligations hereunder do not and will not, whether with or without the giving of notice or passage of time or both, (A) conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by such Selling Shareholder or any property or assets of the Selling Shareholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder may be bound, or to which any of the property or assets of such Selling Shareholder is subject, (B) result in any violation of the provisions of the charter, by-laws, articles of association or other organizational instrument of such Selling Shareholder, if applicable, or (C) result in any violation of any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Shareholder or any of its properties, except, in the case of clauses (A) and (C) only, for such conflicts, breaches, defaults, violations, taxes, liens, charges or encumbrances that, individually or in the aggregate, (1) do not have any impact on the performance by such Selling Shareholder of its obligations under this Agreement, and (2) would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of such Selling Shareholder and its subsidiaries (if any), taken as a whole, whether or not arising from transactions in the ordinary course of business.

(iv)            Such Selling Shareholder has, and immediately prior to the Closing Date and any Date of Delivery, will have, (A) valid title to, or a valid “security entitlement” within the meaning of Sections 8-102 and 8-501 of the Uniform Commercial Code of the State of New York (the “UCC”) in respect of, (1) the Securities to be sold by such Selling Shareholder, free and clear of all security interests, claims, liens, equities or other encumbrances; and (B) the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Securities to be sold by such Selling Shareholder.

(v)             Such Selling Shareholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(vi)            No consent, approval, authorization, filing with or order of any court or governmental agency or body is required for the performance by such Selling Shareholder of its obligations hereunder or in connection with the sale and delivery of the Securities hereunder or the consummation of the transactions contemplated herein, except such as have been obtained under the Act, the rules of the Nasdaq Global Select Market, the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and such as may be required under the blue sky laws of any U.S. jurisdiction or the laws of any non-U.S. jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Disclosure Package and the Final Prospectus.

(vii)          Any Selling Shareholder Free Writing Prospectus that each Selling Shareholder is required to file pursuant to Rule 433(d) under the Act has been, or will be, filed with the Commission in accordance with the requirements of the Act and the applicable rules and regulations of the Commission thereunder. Each Selling Shareholder Free Writing Prospectus that each Selling Shareholder has filed, or is required to file, pursuant to Rule 433(d) under the Act or that was prepared by or behalf of or used or referred to by such Selling Shareholder complies or will comply in all material respects with the requirements of the Act and the applicable rules and regulations of the Commission thereunder. Except for the Selling Shareholder Free Writing Prospectus, if any, identified in Schedule C hereto, and electronic road shows, if any, each furnished to you before first use, each Selling Shareholder has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any Selling Shareholder Free Writing Prospectus.

(viii)        Each person who, as an officer of such Selling Shareholder, signed this Agreement and any other document executed and delivered prior hereto or on the date hereof in connection with the sale of the Securities, at the time or the respective times of such execution of such documents, was qualified and acting as such officer, and the signature of each such person (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) appearing on any such document is his or her genuine signature or true facsimile thereof.

(c)     Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter; and any certificate signed by or on behalf of any of the Selling Shareholders and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty solely by such Selling Shareholder, as to matters covered thereby, to each Underwriter.

2.       Purchase and Sale.

(a)     Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Selling Shareholders agree to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Selling Shareholders, at the purchase price set forth in Schedule A hereto, that proportion of the number of Initial Securities which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof, bears to the total number of Initial Securities to be sold by the Selling Shareholders in the aggregate, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

(b)    In addition, subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Selling Shareholders hereby grant an option to the Underwriters, severally and not jointly, to purchase up to an additional 1,183,150 Securities in the aggregate, at the price per share set forth in Schedule A hereto, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part from time to time upon notice by the Representatives to the Company and the Selling Shareholders setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven full Business Days after the exercise of said option, nor in any event prior to the Closing Date. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A hereto opposite the name of such Underwriter bears to the total number of Initial Securities to be sold by the Selling Shareholders in the aggregate, subject, in each case, to such adjustments as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

3.       Delivery and Payment.

(a)     Delivery of and payment for the Initial Securities shall be made at the offices of Ropes & Gray LLP, 800 Boylston Street Boston, Massachusetts 02199-3600 on May 29, 2020 or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement among the Representatives, the Company and the Selling Shareholders or as provided in Section 9 hereof (such date and time of delivery and payment for the Initial Securities being herein called the “Closing Date”).

(b)    In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, delivery of and payment for such Option Securities shall be made at the offices of Ropes & Gray LLP, 800 Boylston Street Boston, Massachusetts 02199-3600 on each Date of Delivery as specified in the notice from the Representatives to the Company and the Selling Shareholders or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement among the Representatives, the Company and the Selling Shareholders or as provided in Section 9 hereof.

(c)     Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Selling Shareholders by wire transfer payable in same-day funds to an account specified by the Selling Shareholders. Delivery of the Securities shall be made through the facilities of American Stock Transfer & Trust Company, LLC unless the Representatives shall otherwise instruct.

4.       Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

5.       Agreements. Each of the Company and each of the Selling Shareholders, in each case as noted in this Section 5, agrees with each Underwriter that:

(a)     Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)    If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(c)     If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Company promptly will (i) notify the Representatives of any such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (iv) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

(d)    As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e)     The Company will furnish to the Representatives and counsel for the Underwriters, without charge, a reasonable number of copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Selling Shareholders will pay the reasonable expenses of printing or other production of all documents relating to the offering.

(f)      The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to any taxation of its income or any service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(g)    Each of the Company and the Selling Shareholders agrees that, unless it has or shall have obtained the prior written consent (not to be unreasonably withheld) of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule B hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(h)    During a period of 60 calendar days from the date of this Agreement, the Company will not, without the prior written consent of the Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the Securities to be sold hereunder, (b) any shares of Common Stock issued by the Company upon the exercise of an option or warrant, the vesting of any restricted stock or restricted stock unit (including, for the avoidance of doubt, any performance-based restricted stock unit) or the conversion of a security outstanding on the date hereof (including, for the avoidance of doubt, any Class A stock of the Company), (c) any shares of Common Stock, restricted stock, restricted stock units (including, for the avoidance of doubt, any performance-based restricted stock units) or any securities convertible into or exercisable or exchangeable for Common Stock issued or options to purchase Common Stock granted pursuant to the Company’s long-term incentive plans referred to or incorporated by reference into the Disclosure Package and the Final Prospectus (including, for the avoidance of doubt, those that remain subject to shareholder approval), (d) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan referred to or incorporated by reference into the Disclosure Package and the Final Prospectus, (e) the filing of a registration statement or prospectus supplement in compliance with the request of any person who has the right, as of the date hereof, to require the Company to file such registration statement or prospectus supplement, (f) shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) issued in connection with the bona fide strategic acquisition of assets, a technology or a business or the bona fide establishment of a strategic partnership or collaboration (including a joint venture) complementary to the Company’s business, or (g) any registration statement on Form S-8 under the Act with respect to the foregoing clauses (c) or (d) or on Form S-4 under the Act with respect to the foregoing clause (f). Nothing contained herein shall limit or restrict the sale of Common Stock of the Company held in a fiduciary capacity by Affiliates of the Company on behalf of their respective clients acting in such fiduciary capacity.

(i)      The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(j)      The Company will use its best efforts to effect and maintain the listing of the Securities on the Nasdaq Global Select Market.

(k)    The Company, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the regulations of the Commission promulgated thereunder.

(l)      The Selling Shareholders agree to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration, if any, of the Securities under the Exchange Act; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification in an amount not to exceed $25,000 (excluding filing fees)); (vii) any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings in an amount not to exceed $25,000 (excluding filing fees)); (viii) the reasonable and documented transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other reasonable and documented costs and expenses incident to the performance by the Company of its obligations hereunder. The provisions of this subsection (l) shall not affect any agreement that the Company and the Selling Shareholders have made or may make for the sharing of such costs and expenses.

(m)   The Selling Shareholders will pay all expenses incident to the performance of their respective obligations under, and the consummation of the transactions contemplated by, this Agreement including (i) any stamp and other duties and stock and other transfer taxes, if any, payable upon the sale of the Securities to the Underwriters and their transfer between the Underwriters pursuant to an agreement between such Underwriters and (ii) the fees and disbursements of their respective counsel and other advisors. The provisions of this subsection (m) shall not affect any agreement that the Company and the Selling Shareholders have made or may make for the sharing of such costs and expenses.

(n)    Each of the Selling Shareholders will deliver to the Representatives (or their agent), on or prior to the date of execution of this Agreement, a properly completed and executed FinCEN Certification, together with copies of identifying documentation, of such Selling Shareholder and such Selling Shareholder undertakes to provide such additional supporting documentation as each Underwriter may reasonably request in connection with the verification of the FinCEN Certification.

6.       Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)     The Final Prospectus, and any supplement thereto, shall have been filed in the manner and within the time period required by Rule 424(b); any other material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)    The Company shall have requested and caused Wachtell, Lipton, Rosen & Katz, counsel for the Company, to have furnished to the Representatives their opinion and negative assurance letter, dated the Closing Date and addressed to the Representatives.

(c)     The Representatives shall have received from Joseph J. LaRosa, Executive Vice President, General Counsel and Secretary of the Company, his opinion, dated the Closing Date and addressed to the Representatives.

(d)    The Selling Shareholders shall (i) have furnished to the Representative an opinion of the Vice President, Global Head of Legal Corporate of Sanofi pursuant to the laws of France, dated the Closing Date and addressed to the Representatives, and (ii) have requested and caused Weil, Gotshal & Manges LLP, counsel for the Selling Shareholders, to have furnished to the Representatives their opinion pursuant to the laws of the United States, dated the Closing Date and addressed to the Representatives.

(e)     The Representatives shall have received from Ropes & Gray LLP, counsel for the Underwriters, their opinion and negative assurance letter, dated the Closing Date and addressed to the Representatives, with respect to such matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(f)      The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chief Financial Officer of the Company, dated the Closing Date, to the effect that:

(i)               the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)             no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii)           since the date of the most recent financial statements incorporated by reference in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(g)    The Representatives shall have received a certificate of each of the Selling Shareholders, dated the Closing Date, to the effect that the representations and warranties of such Selling Shareholder in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and such Selling Shareholder has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

(h)    The Company shall have requested and caused PricewaterhouseCoopers LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters (which may refer to letters previously delivered to one or more of the Representatives), dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information with respect to the Company incorporated by reference in the Registration Statement and the Final Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof. References to the Final Prospectus in this paragraph (h) include any supplement thereto at the date of such letter.

(i)      Subsequent to the Execution Time, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (h) of this Section 6 or (ii) any change, or any development involving a reasonably foreseeable prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(j)      At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit A hereto signed by each of the Selling Shareholders.

(k)    In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company and the Selling Shareholders contained herein and the statements in any certificates furnished by the Company, any of its subsidiaries and the Selling Shareholders hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

(i)               A certificate of the Company, signed by the Chief Financial Officer of the Company, dated such Date of Delivery, confirming that the certificate on the Closing Date pursuant to Section 6(f) hereof remains true and correct as of such Date of Delivery.

(ii)             A certificate of each of the Selling Shareholders, dated such Date of Delivery, confirming that the certificate delivered on the Closing Date pursuant to Section 6(g) hereof remains true and correct as of such Date of Delivery.

(iii)           If requested by the Representatives, the favorable opinion and negative assurance letter of Wachtell, Lipton, Rosen & Katz, counsel for the Company, in form and substance satisfactory to the Representatives, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 6(b) hereof.

(iv)            If requested by the Representatives, the favorable opinion of Joseph J. LaRosa, Executive Vice President, General Counsel and Secretary of the Company, in form and substance satisfactory to the Representatives, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 6(c) hereof.

(v)             If requested by the Representatives, the favorable opinion of (i) the Vice President, Global Head of Legal Corporate of Sanofi pursuant to the laws of France, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 6(d)(i) hereof and (ii) Weil, Gotshal & Manges LLP, counsel for the Selling Shareholders, in form and substance satisfactory to the Representatives, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 6(d)(ii) hereof.

(vi)            If requested by the Representatives, the favorable opinion and negative assurance letter of Ropes & Gray LLP, counsel for the Underwriters, in form and substance satisfactory to the Representatives, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 6(e) hereof.

(vii)          If requested by the Representatives, a letter from PricewaterhouseCoopers LLP in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 6(h) hereof, except that the “cut-off date” in the letter furnished pursuant to this paragraph shall be a date not more than three Business Days prior to such Date of Delivery.

(l)      Prior to the Closing Date and each Date of Delivery (if any), the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Date, the obligations of the several Underwriters to purchase the relevant Option Securities, and all other obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date or such Date of Delivery, as the case may be, by the Representatives. Notice of such cancellation shall be given to the Company and the Selling Shareholder in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Ropes & Gray LLP, counsel for the Underwriters, at 800 Boylston Street Boston, Massachusetts 02199-3600, on the Closing Date. Such documents may be delivered via facsimile, electronic mail or other transmission method and any document so delivered shall be deemed to have been duly and validly delivered.

7.       Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Selling Shareholders to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Selling Shareholders will reimburse the Underwriters severally through the Representatives on demand for all expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8.       Indemnification and Contribution.

(a)     The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Securities, the Disclosure Package, the Final Prospectus, any Issuer Free Writing Prospectus (including, for the avoidance of doubt, any “roadshow” as defined in Rule 433(h) under the Act (a “roadshow”)), or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with the Selling Shareholder Information (as defined below) or written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)    The Selling Shareholders agree to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Securities, the Disclosure Package, the Final Prospectus, any Issuer Free Writing Prospectus, any Selling Shareholder Free Writing Prospectus or any roadshow, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Selling Shareholders will only be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with the Selling Shareholder Information; provided further, that, for purposes of this Agreement, the Company and the Underwriters acknowledge that the only “Selling Shareholder Information” is the information about the Selling Shareholders set forth under the caption “Selling Shareholders” (other than the information regarding percentage of the Company’s common stock, the Class A stock and economic interest in the Company owned by the Selling Shareholders appearing under such caption). The liability of the Selling Shareholders under this indemnification provision shall be limited to an amount equal to the gross proceeds to the Selling Shareholders from the sale of the Securities pursuant to this Agreement.

(c)     Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, and the Selling Shareholders and each person who controls each of the Selling Shareholders within the meaning of the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company or the Selling Shareholders, as applicable, to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company and the Selling Shareholders each acknowledge that the statements set forth (i) in the last paragraph of the cover page regarding delivery of the Securities and (ii) under the heading “Underwriting”, (A) the names of Underwriters, (B) the sentences related to concessions and reallowances, and (C) the paragraphs related to stabilization and syndicate covering transactions in any Preliminary Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus, any Selling Shareholder Free Writing Prospectus or any roadshow.

(d)    Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above, as applicable, unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above, as applicable. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties (which consent will not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding. An indemnifying party shall not be liable under this Section 8 to any indemnified party regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding to which such indemnified party is or could have been a party and in respect of which indemnification or contribution may be sought hereunder unless such settlement, compromise or consent is consented to by such indemnifying party (which consent shall not be unreasonably withheld) in which case such indemnifying party agrees to indemnify and hold harmless the indemnified parties from and against any loss or liability by reason of such settlement, compromise or consent.

(e)     In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Selling Shareholders and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively, “Losses”) to which the Company, the Selling Shareholders and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the benefits received by the Selling Shareholder on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Selling Shareholders and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholders on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and the Selling Shareholders shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by them, respectively, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company and the Selling Shareholders on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, and each person who controls the Selling Shareholders within the meaning of either the Act or the Exchange Act shall have the same rights to contribution as the Selling Shareholders, subject in each case to the applicable terms and conditions of this paragraph (e).

(f)      The provisions of this Section 8 shall not affect any agreement among the Company and any of the Selling Shareholders with respect to indemnification or contribution.

9.       Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the number of shares of Securities set forth opposite their names in Schedule A hereto bears to the number of shares of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the number of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the total number of Securities set forth in Schedule A hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter, the Selling Shareholder or the Company. In the event of a default by any Underwriter as set forth in this Section 9(a), the Closing Date or Date of Delivery, as the case may be, shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, the Selling Shareholder and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10.    Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company and the Selling Shareholders prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the Nasdaq Global Select Market or trading in securities generally on the Nasdaq Global Select Market shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by any Preliminary Prospectus or the Final Prospectus (exclusive of any amendment or supplement thereto).

11.    Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, the Selling Shareholders and the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Selling Shareholders or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12.    Notices. All communications hereunder will be in writing and effective only on receipt, and, (a) if sent to the Underwriters, will be mailed, delivered or telefaxed to (i) BofA Securities, Inc., One Bryant Park, New York, New York 10036, Attention: Syndicate Department, with a copy to ECM Legal; and (ii) Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department; if sent to the Company, will be mailed, delivered or telefaxed to Regeneron Pharmaceuticals, Inc., 777 Old Saw Mill River Road Tarrytown, New York 10591-6707, attention of the General Counsel; and if sent to the Selling Shareholders, will be mailed, delivered or telefaxed to Sanofi, 54, rue de Boétie, 75008, Paris, France, Attention: General Counsel.

13.    Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14.    No Fiduciary Duty. Each of the Company and the Selling Shareholders hereby acknowledge that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Shareholders, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company or the Selling Shareholders and (c) the Company’s and the Selling Shareholders’ engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, each of the Company and the Selling Shareholders agree that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company or the Selling Shareholders on related or other matters). Each of the Company and the Selling Shareholders agree that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company or the Selling Shareholders, in connection with such transaction or the process leading thereto.

15.    Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company, the Selling Shareholders and the Underwriters, or any of them, with respect to the subject matter hereof.

16.    Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)    In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

17.    Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

18.    Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

19.    Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

20.    Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

21.    Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Base Prospectus” shall mean the base prospectus referred to in Section 1(a)(i) above contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Execution Time, together with the information set forth on Exhibit B, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule B hereto and (iv) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in paragraph 1(a)(i) above which is filed with the Commission pursuant to Rule 424(b) under the Act and used prior to the filing of the Final Prospectus, together with the Base Prospectus.

“Registration Statement” shall mean the registration statement referred to in Section 1(a)(i) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

“Rule 158,” “Rule 163,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 430B” and “Rule 433” refer to such rules under the Act.

“Selling Shareholder Free Writing Prospectus” shall mean any free writing prospectus required to be filed by or on behalf of any of the Selling Shareholders pursuant to Rule 433.

22.    USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Selling Shareholders and the several Underwriters.

Very truly yours,

Regeneron Pharmaceuticals, Inc.

By:	/s/ Robert E. Landry
Name:	Robert E. Landry
Title:	Executive Vice President, Finance and Chief Financial Officer

Sanofi

By:	/s/ Karen Linehan
Name:	Karen Linehan
Title:	Executive Vice President, Legal Affairs and General Counsel

Aventisub LLC

By:	/s/ Karen Linehan
Name:	Karen Linehan
Title:	Attorney-in-Fact

The foregoing Agreement is hereby
confirmed and accepted
as of the date first written above.

BofA Securities, Inc.

By:	/s/ Philip Turbin
Name:	Philip Turbin
Title:	Managing Director

Goldman Sachs & Co. LLC

By:	/s/ Mairin Rooney
Name:	Mairin Rooney
Title:	Managing Director

For themselves and the
other several Underwriters, if any,
named in Schedule A to the foregoing Agreement.

SCHEDULE A

Underwriter	Number of Initial Securities to be Purchased from Sanofi	Number of Initial Securities to be Purchased from Aventisub	Total Number of Initial Securities to be Purchased
BofA Securities, Inc.	4,491,001	514,632	5,005,633
Goldman Sachs & Co. LLC	4,491,001	514,632	5,005,633
Barclays Capital Inc.	326,618	37,428	364,046
BNP Paribas Securities Corp.	326,618	37,428	364,046
Citigroup Global Markets Inc.	326,618	37,428	364,046
J.P. Morgan Securities LLC	326,618	37,428	364,046
Morgan Stanley & Co. LLC	326,618	37,428	364,046
Total:	10,615,094	1,216,402	11,831,496

Price per share paid by the Underwriters:	$509.85

SCHEDULE B

Issuer Free Writing Prospectus

1.	Free Writing Prospectus filed by the Company with the Commission on May 25, 2020 (and accepted for filing by the Commission on May 26, 2020) pursuant to Rule 433 under the Act.

SCHEDULE C

Selling Shareholder Free Writing Prospectus

1.	Free Writing Prospectus filed by or on behalf of the Selling Shareholders with the Commission on May 25, 2020 (and accepted for filing by the Commission on May 26, 2020) pursuant to Rule 433 under the Act.

EXHIBIT A

Form of Lock-up Letter

[●], 2020

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

BofA Securities, Inc.

One Bryant Park, 11th Floor

New York, New York 10036

Ladies and Gentlemen:

Each of the undersigned understands that Goldman Sachs & Co. LLC and BofA Securities, Inc. (the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Regeneron Pharmaceuticals, Inc., a New York corporation (the “Company”) and the Selling Shareholders specified therein, providing for the public offering (the “Public Offering”) of shares (the “Shares”) of the Common Stock ($0.001 par value per share) of the Company (the “Common Stock”).

Each of undersigned hereby agrees that, without the prior written consent of the Representatives, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus supplement relating to the Public Offering, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering; (b) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift; (c) distributions or transfers to family members, trusts, and/or controlled entities in connection with estate planning, provided that each transferee shall sign and deliver a lock-up letter substantially in the form of this letter; (d) transfers or dispositions of shares of Common Stock or any security convertible or exchangeable into Common Stock to another corporation, partnership, limited liability company, trust or other business entity (or in each case its nominee or custodian) that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of such undersigned provided that each transferee shall sign and deliver a lock-up letter substantially in the form of this letter; (e) the sale of Common Stock in the public market pursuant to a written trading plan in existence prior to the date hereof designed to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (f) the exercise of a stock option for, or the conversion of any convertible security into, shares of common stock, including, without limitation, by transferring or submitting for cancellation aged shares or shares otherwise issued or issuable upon the exercise of a stock option to the Company to satisfy the exercise price of a stock option under the Company’s long-term incentive plans (or to satisfy the minimum withholding tax required in connection with such option exercise); or (g) the sale or other transfer of shares of Common Stock to the Company (or any of its affiliates) pursuant to any agreement existing between such undersigned (or any of its affiliates) and the Company (or any of its affiliates) as of the date hereof and included as an exhibit to any document filed under the Exchange Act and incorporated by reference in the preliminary prospectus supplement relating to the Public Offering. In addition, each of the undersigned agrees that, without the prior written consent of the Representatives, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus supplement, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. Each of the undersigned agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of such undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

Each of the undersigned will be released from its obligations under this agreement if the Underwriting Agreement is not executed prior to June 12, 2020, or if the Underwriting Agreement is terminated in accordance with its terms prior to payment for and delivery of the Shares.

Each of the undersigned understands that the Company and the Representatives are relying upon this agreement. Each of the undersigned further understands that this agreement is irrevocable and shall be binding upon such undersigned’s heirs, legal representatives, successors and assigns.

(Signature follows)

Very truly yours,

(Signature)

(Name)

(Address)

EXHIBIT B

Pricing Information

Common stock offered hereby:	11,831,496 shares

Option to purchase additional shares:	1,183,150 shares

Public offering price:	$515.00 per share

Underwriting discount:	1.00%

Joint book-running managers:	BofA Securities, Inc. Goldman Sachs & Co. LLC

Co-managers:	Barclays Capital Inc. BNP Paribas Securities Corp. Citigroup Inc. JPMorgan Chase & Co. Morgan Stanley